UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 24, 2006

21st Century Insurance Group
(Exact Name of Registrant as Specified in Charter)

Delaware	0-6964	95-1935264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

6301 Owensmouth Avenue
Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(818) 704-3700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Section 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On December 14, 2005, the Board of Directors (the “Board”) of 21st Century Insurance Group (the “Company”) approved changes to the Company’s Retention Agreements with five of its executives (the “Executives”) to avoid potential taxes to the executives under Section 409A of the Internal Revenue Code of 1986 (“Section 409A”). None of the changes enhanced the benefits to the Executives in any respect. Certain changes were made to comply with Section 409A requirements. Other changes were made to ensure that the severance benefit did not constitute “deferred compensation” under Section 409A, particularly with respect to outstanding stock options. The Board also approved changes to its standard forms of Qualified and Non-Qualified Stock Option Agreements for the Executives, also in order to comply with Section 409A.

The following is a summary of the amendment to the Retention Agreements, dated as of February 24, 2006:

•	Payment of the lump sum cash amount will be delayed and paid within 15 days following the seven-month anniversary of the executive’s date of termination;

•
Options outstanding as of the date of the amendment will not provide for an extended exercise period equal to the greater of five years or the remaining term. Instead, if a designated termination event occurs, the executive will receive a cash payment based on a valuation formula for the lost extended exercise period. The payment of such additional amount will be delayed and paid within 15 days following the seven-month anniversary of the executive’s date of termination

•
The executive will be entitled to continued welfare benefits until the earlier of (a) 30 months, (b) the remaining months in the year of termination plus 24 months, or (c) the date he or she becomes covered under another group health plan.

The following is a summary of a new paragraph (iii) that was has been added to Section 3 (a) of both the Qualified and Non-Qualified Stock Option Agreements which will be entered into for options granted to the Executives at the meeting of the Board of Directors on February 22, 2006, upon the Executives acceptance of such options:

•	The options shall fully vest upon Termination Without Cause or for Good Reason, as defined in the Retention Agreements

•
Following such a Termination Without Cause or for Good Reason, the options shall not terminate for a period equal to the earlier of the option’s normal expiration date or five years after such Termination

•
In the event of a Termination for Good Reason that the Company’s counsel determines would subject the options to Section 409A, the Executive would receive a cash payment based on a valuation formula in lieu of an extended option exercise period.

The amendment to the Retention Agreements, and the amended forms of Qualified and Non-Qualified Stock Option Agreements are attached hereto as Exhibits 99.1, 99.2, and 99.3, respectively and are incorporated herein by reference. This summary is qualified in its entirety by reference to Exhibits 99.1, 99.2, and 99.3 attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY INSURANCE GROUP

Date: February 24, 2006	By:	/s/ Michael J. Cassanego
	Name:	Michael J. Cassanego
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	NON-QUALIFIED STOCK OPTION AGREEMENT

99.2	INCENTIVE STOCK OPTION AGREEMENT

99.3	AMENDED RETENTION AGREEMENT